Exhibit 99.1

Ocean Power Technologies Announces Appointment of Advisory Board Members to Support the Board of Directors

The Appointment of a MIT Board of Trustees Member with Deep Cybersecurity and Government Contracting Experience and Two Highly Decorated Naval Veterans as Advisory Board Members Underscores the Company’s Commitment to US Government Projects

MONROE TOWNSHIP, N.J., January 17, 2025 - Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced that concurrent with the completion of the Company’s 2024 Annual Meeting of Stockholders on January 16, 2025, the OPT Board of Directors has appointed Natalie Lorenz-Anderson, Rear Admiral Joseph A. “Digger” DiGuardo and Rear Admiral Victorino “Vic” Mercado as Advisory Board Members. The Advisory Board Members will provide advice and recommendations to the OPT Board with respect to matters as the Board may from time-to-time request concerning operations, strategic plans and commercial plans.

Ms. Lorenz-Anderson previously served as a member of the Board but elected not to stand for re-election at the 2024 Annual Meeting due to increased demands on her time associated with other professional commitments, including her involvement in MIT. In addition, Mr. DiGuardo and Mr. Mercado previously served as consultants to the Board. At the invitation of our Board, the Advisory Board Members may attend Board meetings and selected Committee meetings. The Company will compensate Advisory Board Members for their services with equity grants only, the amount and timing of which shall be determined by the Board at its discretion.

Terence J. Cryan, Chairman of the Board of the Company expressed his enthusiasm for the Advisory Board Member appointments: “We are excited to have Natalie Lorenz-Anderson, Joseph “Digger” DiGuardo and Vic Mercado serve as Advisory Board Members. Their deep experience with US government contracting, naval operations, cyber, and compliance will provide immeasurable benefits to our Board as the Company continues to drive the implementation of its strategic plan, including the pursuit of government projects with the US Department of Defense and the Department of Homeland Security.”

See below for biographical information about each of the Advisory Board Members, which we believe makes each of them a valuable addition to the Company.

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Natalie Lorenz-Anderson has served on the Board of Directors since December 2021, but did not stand for re-election at the 2024 Annual Meeting due to other professional commitments. Ms. Lorenz-Anderson is NACD Director Certified® and was named as a Director to Watch by Boards & Directors Magazine citing her expertise in Cybersecurity, Environment and Sustainability, and U.S. Government contracting. Ms. Lorenz-Anderson has over 40 years of experie0nce with government contracting and various technology fields including cybersecurity, privacy, risk management, information technology, energy, and solutions management across multiple markets including Defense, National Security, Energy, Environment, and Health including 18 years as a Partner and Senior VP with Booz Allen Hamilton Inc. She is a limited partner and advisory member of the Board of Safar Partners LLC, a seed-stage technology venture fund focusing on clean energy, AI, and health sciences (since 2019), a Board director for 247Solar Inc, commercializing a combined heat and power solar energy solution for multiple global markets (since 2021). She is the President of the MIT Alumni Association Board of Directors, and Ex-Officio member of the MIT Board of Trustees as well as a member of the MIT Institute for Data, Systems and Society (IDSS) Visiting Committee. She previously served as a member of the Whiting School of Engineering Advisory Board (2011-2022), and a member of the Board and Executive Committee (since 2008) and former Chair of the Board for AFCEA International, an association that enables military, government, industry and academia to align technology to meet the needs of those who serve in critical areas, which include defense, security, cyber and intelligence (from 2008-2010), From 2017 to Present, Ms. Lorenz-Anderson has been working with 247Solar Inc, currently serving as the Chief Operating Officer. From 1984 until 2017, Ms. Lorenz-Anderson enjoyed a career in Cybersecurity and DoD/classified markets business leader with Booz Allen Hamilton, holding multiple US DoD clearances for over 30 years. Ms. Lorenz-Anderson obtained her Bachelor of Science degree in Electrical Engineering from MIT in 1984 and Master of Science degree in Electrical Engineering from John Hopkins University in 1989.

Rear Admiral Joseph A. “Digger” DiGuardo Jr. is a highly accomplished senior executive leader with over three decades of distinguished service in national security, counterterrorism, and counter-proliferation. As a retired Rear Admiral in the U.S. Navy, Mr. DiGuardo culminated his military career leading the Navy Expeditionary Combat Command (NECC), overseeing 20,000 active and reserve personnel and a budget of $2.1B annually. His leadership spanned complex, high-risk operations, including special operations to Counter Weapons of Mass Destruction (CWMD) mission, Counter Terrorism, Navy Expeditionary Operations and Fleet support worldwide. Prior to that he was the Director, U.S. Special Operations Command (USSOCOM J10) Countering Weapons of Mass Destruction (CWMD) Directorate and the DoD CWMD Coordinating Authority with responsibility to plan, assess, and recommend global CWMD priorities aligned to National Defense Strategy and coordinate with U.S. Government and Foreign Agencies to disrupt state and non- state proliferation and terrorism.

Currently, Mr. DiGuardo is the Principal of DiggerWorks Consulting, where he advises clients and Boards of Directors on National Security Strategy and Policy, Unmanned Systems, Technology Integration, Counter WMD, Counter Proliferation/Non-Proliferation and U.S. Government priorities. He is a Director at the Nevada National Security Sites (NNSS), a National Laboratory under the Department of Energy. He also serves as a Fellow at the American College of National Security Leaders (ACNSL), responding to questions directly from the National Security Council (NSC) and is the Warfare Chair of the Undersea Warfare Academic Group at the Naval Postgraduate School, further contributing to national security thought leadership and academia.

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Rear Admiral Victorino “Vic” Mercado has served as a special advisor to our Board since November 2023. He served as U.S. Assistant Secretary of Defense for Strategy, Plans, and Capabilities from July 2019 to January 2021, after being confirmed by the U.S. Senate. In this role, he was a principal advisor to the U.S. Department of Defense on national security and defense strategies, and the plans and future capability investments required to implement the strategies. From January until July 2019, he served as Deputy Assistant Secretary of Defense for Plans and Posture. Prior to serving in the U.S. Department of Defense as a senior civilian, he served 35 years in the U.S. Navy and retired as a two-star Rear Admiral. His naval career included a range of senior command and staff positions.

His last tour on active duty from September 2016 to August 2018 was as Director of Maritime Operations for the U.S. Pacific Fleet where he managed the daily Navy operations within the world’s largest naval area of responsibility – encompassing the West Coast of the U.S. outward to the Indian Ocean. His other flag officer tours include Deputy Director, Surface Warfare Division (N96B) and Director, Assessments Division (N81) on the staff of the Chief of Naval Operations, Vice Director, Strategy, Plans, and Policy at U.S. Central Command and command of Carrier Strike Group 8.

His military career includes a broad variety of significant assignments. In the Navy, he commanded Destroyer Squadron 21 and USS DECATUR (DDG 73) where he was a member of the first aircraft carrier strike group to deploy from the U.S. in response to the terrorist attacks of 9/11. On the Joint Staff, he served as the Joint Staff lead in the Joint Chiefs of Staff Strategy Group, as Assistant Deputy Director of Global Strategic Partnerships (J-5), as Executive Assistant to the Director of Strategic Plans and Policy (J-5), and Executive Assistant to the Chairman of the Joint Chiefs of Staff. He also served as a National Defense Fellow for Senator Edward M. Kennedy and as the military assistant to the Deputy Secretary of Defense.

He is a National Association of Corporate Directors (NACD) Certified Director and is a member (since July 2021) of the Board of Directors of Momentus Inc (NASDAQ: MNTS) where he chairs the Nominating and Corporate Governance and Security Committees of the Board. He is also a Partner with IBM Federal Defense Consulting.

Inducement Award Grant

In connection with the completion of the 2024 Annual Meeting, the Company also granted an inducement award to Tracy Pagliara, the Company’s new Senior Vice President, General Counsel & Corporate Secretary. This award was granted under the Ocean Power Technologies, Inc. Employment Inducement Incentive Award Plan (the “Plan”), which was amended on February 11, 2022, to increase the shares of Company common stock available for issuance pursuant to equity awards granted under the Plan to 275,000.

The Compensation Committee of the Company’s Board of Directors granted the inducement award pursuant to Section 711 of the NYSE American Company Guide, consisting of 75,000 restricted shares of the Company’s common stock vesting equally over two years. The award is subject to the same terms and conditions as the equity awards to other officers under the Company’s amended and restated 2015 Omnibus Incentive Plan. This award was made as an inducement, material to obtain the employee’s acceptance of employment with the Company.

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ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release or to provide further interim updates in the future.

CONTACT INFORMATION

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com

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